UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 18, 2015

TrueCar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 200

Santa Monica, California 90401

(Address of principal executive offices, including zip code)

(800) 200-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On February 18, 2015, TrueCar, Inc. (the “Company”), together with its subsidiaries (collectively, the “Borrowers”), entered into a Third Amended and Restated Loan and Security Agreement (the “Loan Facility”) with Silicon Valley Bank. The Loan Facility includes a secured revolving credit facility permitting the Company to borrow up to an aggregate of $50 million, consisting of (i) a $35 million base revolving line, and (ii) up to three additional $5 million increments subject to the lender’s consent, which may increase the aggregate principal amount of the base line by $15 million. The Loan Facility amends and restates the Borrowers’ existing Amended and Restated Loan and Security Agreement, dated as of June 13, 2012, with Silicon Valley Bank.

The Loan Facility has a three-year term and matures on February 18, 2018. The Company may terminate the Loan Facility without premium or penalty, other than customary breakage fees. Revolving loans bear interest, at the Borrowers’ option, at (i) the prime rate published by The Wall Street Journal, plus a spread of (-0.25)% to 0.50%, or (ii) a LIBOR rate determined in accordance with the terms of the Loan Facility, plus a spread of 1.75% to 2.50%. In each case, the spread is based on the Company’s adjusted quick ratio, which is a ratio of the Borrowers’ cash and cash equivalents plus net billed accounts receivable to their current liabilities plus all borrowings under the Loan Facility. Interest is due and payable quarterly in arrears for prime rate loans and on the earlier of the last day of each quarter or the end of an interest period, as defined in the Loan Facility, for LIBOR rate loans. The Company is also obligated to pay an unused revolving line facility fee of 0.0% to 0.20% per annum based on the Company’s adjusted quick ratio.

The Loan Facility contains certain representations and warranties, events of default, and remedies upon an event of default, including the acceleration of debt and the right to foreclose on the collateral securing the Loan Facility. The obligations of the Borrowers and the future co-borrowers are secured by substantially all of their respective assets, subject to certain exceptions and limitations.

Item 2.02                                          Results of Operations and Financial Condition.

On February 19, 2015, the Company announced its financial results for the fiscal quarter and year ended December 31, 2014. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Items 2.02 and 9.01 of this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits.

99.1                        Press release dated February 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUECAR, INC.

By:	/s/ Scott Painter
Scott Painter
Chief Executive Officer

Date:  February 19, 2015